EXHIBIT  10.1

     STOCK  TRANSFER  AGENT  AND  REGISTRAR  AGREEMENT

     THIS  AGREEMENT  is  made  and  entered  into  on  July  15,  2004

BETWEEN:

     EMPIRE STOCK TRANSFER INC., a body corporate duly incorporated under the laws of the State of Nevada and having an office situated at 7251 West Lake Mead Boulevard, Suite 300, Las Vegas, NV 89128 (the "Transfer Agent")

AND:
     HENLEY VENTURES INC., a body corporate duly incorporated under the laws of the State of Nevada and having an office situated at 3rd Floor, 830 West Pender Street, Vancouver, British Columbia, Canada, V6C 1J3 (the "Company")

In consideration of the mutual premises, covenants and agreements contained herein, the parties agree as follows:

1. The Company hereby appoints Transfer Agent as the sole Transfer Agent and Registrar for the Company's capital stock.

2. The Company warrants and represents to the Transfer Agent that the Company has full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof, including the execution of this Agreement by the authorized signatory indicated below.

3. The Company agrees to provide the Transfer Agent with a current, accurate and complete shareholder list, inclusive of shareholder names, addresses, applicable social security numbers, number of shares, dates of issue and the certificate numbers by which these shares are represented. The Company also covenants to notify the Transfer Agent of material changes in its affairs that may affect the Transfer Agent's provision of services hereunder including, without limitation, a change in directors, officers, management and/or affiliates of the Company; alteration of the Company's capitalization by way of split or reverse split; a change of Company name; or a change of Company address. The Company agrees to indemnify and hold harmless the Transfer Agent for any errors or omissions made on the part of the Company or its previous transfer agent with respect to information provided, or a failure to provide information, to the Transfer Agent.

4. The Transfer Agent agrees to maintain the Company's shareholder records in accordance with accepted standards and agrees to process and register the Company's transfers. The Transfer Agent agrees to make available these records in the form of a shareholder list upon written request by an authorized officer or agent of the Company.

5. The Company agrees to pay the transfer agent a fee of $500 to cover initial costs. Other fees may include, without limitation, transfers borne by the Company, shareholder lists, mailing labels, distributions and proxy tabulation. In addition, the Company agrees to pay all expenses incurred by the result of a lawsuit or government investigation including all legal and professional fees, travel expenses, copying of documents, and postage or courier fees.

6. The Transfer Agent shall not be under any obligation to prosecute or defend any action or suit in respect of the Company unless the Company shall, so often as required, furnish the Transfer Agent with satisfactory indemnity and funding against such expense or liability.

7. This agreement may be terminated upon the delivery of written notice by one party to the other at least thirty (30) days prior to the effective date of termination. Upon termination, the Company agrees to pay all outstanding fees owed to the Transfer Agent. The Transfer Agent shall have the authority to hold the books and records of the Company until it has received such payment.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective hands and seals or corporate seals, as the case may be, both as of the day and year first above written.


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
HENLEY VENTURES INC. . . . . . . . . . .  EMPIRE STOCK TRANSFER INC.


__/s/__"Sam_Hirji"______________________  __/s/__"Leah_Finke"___________________________
----------------------------------------  ----------------------------------------------
Sam Hirji. . . . . . . . . . . . . . . .  Signature

Chief Executive Officer, President and
Director . . . . . . . . . . . . . . . .  President
Title. . . . . . . . . . . . . . . . . .  Title
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